Exhibit 10.5
AGREEMENT
     This Agreement (“Agreement”) is made and entered into as of 10th day of August, 2006, by and between Kidville, NY, LLC, a limited liability company organized under the laws of the State of New York, with its principal place of business at 163 East 84th Street, New York, New York 10028 (hereinafter “Kidville”) and Little Maestros, LLC, a limited liability company organized under the laws of the State of New York, with its principal place of business at 169 East 69th Street, New York, New York 10021 (hereinafter, “LM”).
R E C I T A L S
     WHEREAS, Kidville is engaged in the establishment of integrated venues featuring developmental classes, creative activities and services, retail and food, for young children ages new born to five years, as well as for their parents and caregivers; and
     WHEREAS, LM is engaged in providing music and related classes for infants and young children (each, an “LM Class”, together, the “LM Classes”) in the New York City metropolitan area; and,
     WHEREAS, LM desires to enter into an agreement whereby LM will (i) engage Kidville to perform certain administrative services with respect to the LM Classes; (ii) provide certain consulting services to Kidville with respect to its music programs generally; and (iii) license to Kidville all the LM Assets (as hereinafter defined) utilized by LM in connection with the LM Classes on the terms and conditions provided for herein.
     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth, the parties hereto agree as follows:
     1. Administrative Services; Power of Attorney. LM hereby irrevocably appoints Kidville, for the Term (as defined herein), as its sole and exclusive administrator and manager to provide all of the administrative, management and support services and supplies necessary to efficiently and effectively operate the LM Classes, and Kidville accepts such appointment. In connection with the foregoing appointment, LM shall and does for the Term hereof hereby grant to Kidville an exclusive special power of attorney and shall and does for the Term hereof hereby appoint Kidville as LM’s exclusive true and lawful agent and attorney-in-fact, and Kidville hereby accepts such special power of attorney and appointment, solely for the following purposes: (i) to bill students in the LM Classes, in the name and on behalf of LM, for goods and services rendered by LM; (ii) to administer LM’s accounts receivable with respect to the LM Classes; (iii) to collect, receive, take possession of, endorse in the name of LM, and deposit or transfer into an operating account in the name of Kidville, any notes, checks, money orders, payments and any other instruments received or sums collected in payment for goods and services provided with respect to the LM Classes; and (iv) to direct any and all third party payors to deposit into the operating account by electronic funds transfers all payments due as reimbursement for goods and services provided with respect to the LM Classes. Kidville shall provide to LM, electronically (or as otherwise agreed) within 15 days of the end of each month during the Term, a detailed report setting forth the number, type and location of LM Classes conducted by Kidville during the preceding month.
               (a) Consideration. For its services under this Section 1, Kidville shall receive all of the tuition paid by the students of the LM Classes with respect thereto. Kidville shall be responsible for paying all expenses relative to the operation of the LM Classes accruing after January 1, 2007, including, without limitation, (i) the LM Consulting and License Fee as provided in Section 2 below, (ii) LM Teacher salaries and benefits as provided in Section 1(b) below, (iii) all supplies and support services, liability, workers compensation and all other insurance relating to Kidville’s operation of the LM Classes, (iv) transportation of LM Teachers to locations outside of New York City solely for LM Classes, (v) replacement of mats at 69th Street, and (vi) purchase of head sets, props, puppets (currently $400 to $1,800 each), books, instruments and other items required for classes, all of which shall remain the property of LM upon termination or expiration of this Agreement. Notwithstanding the foregoing, LM shall be entitled to the revenues from all LM Classes occurring prior to January 1, 2007 at locations other than 344 East 69th Street, New York, New York received at any time after January 1, 2007.
               (b) LM Teachers. All teachers of LM Classes in the New York City metropolitan classes shall be the employees of LM (“LM Teachers”), who shall hire, engage, terminate or otherwise retain such LM Teachers consistent with prior hiring practices. Kidville shall be responsible for the day to day supervision of all teachers. The salaries, wages, fees and benefits (if any) of the LM Teachers relative to the LM Classes in the New York City metropolitan area (the “LM Teacher Payroll”) shall be paid or provided to such LM Teachers directly by Kidville through a third party payroll support provider. The LM Teacher Payroll chart attached hereto as Annex A (the “LM Teacher Payroll Chart”) sets forth wages for LM Teachers based on job description and tenure. Absent the prior written agreement of Kidville, wages for LM Teachers hired after the date hereof will be in accordance with the LM Teacher Payroll Chart and current LM Teachers will be paid whatever wages they made, on average, per class for the Fall 2006 semester. The LM Teacher Payroll Chart may be amended from time-to-time by the mutual consent of the parties. Kidville covenants and agrees that it shall provide all payroll reports respecting LM Teachers to LM promptly (and in any event within two (2) business days) following receipt. The teachers of LM Classes conducted by Kidville outside the New York City metropolitan area shall be the employees of Kidville for all purposes.
               (c) LM covenants and agrees that it shall immediately, and for the term hereof, discontinue offering LM Classes other than those managed and operated by Kidville hereunder. Notwithstanding anything in this Section 1 to the contrary, LM shall be permitted to run all LM birthday parties, special events (i.e., Halloween Parties) and concerts and Kidville shall not perform any services or receive compensation with respect thereto. If by September 30, 2011 this Agreement has not been extended beyond the Term, LM shall have the right to mail registration forms for Winter 2012 classes to all existing and potential customers of LM Classes and retain all fees collected in connection therewith.
     2. Consulting Agreement. (a) Kidville, for the Term hereof, hereby retains LM, and LM accepts and agrees, to serve as an independent general advisor and consultant to Kidville on all matters relating to the LM Classes, and shall, at the request of Kidville, provide the services of Marni Konner (“Konner”) to write lesson plans and develop classes commensurate in style, quality and standards as current classes and lesson plans, and shall be responsible for quality control of LM Classes in the New York City metropolitan area only (collectively the “Services”), subject to the terms and conditions of this Agreement (the “Consulting Agreement”).
               (b) LM agrees to utilize its best commercial efforts in the provision of the Services described herein; that it shall provide such Services to Kidville on an exclusive basis; and agrees that it will devote such time during the term hereof as is reasonably necessary to provide the Services.
               (c) In full consideration of the Services to be performed under this Section 2 by LM and on account of the license to use the Licensed Rights (as described in Section 3 below), Kidville shall pay to LM, and LM shall accept, an annual fee (the “Consulting and License Fee”) in such amount and allocated as set forth on Annex B.
               (d) In addition to any fees that may be payable by Kidville to LM hereunder and payment or reimbursement of LM Teacher Payroll and any other reimbursements provided for herein, Kidville shall reimburse LM promptly upon request from time-to-time for (i) out-of-pocket expenses reasonably and actually incurred in connection with LM’s performance hereunder, including entertainment expenses not to exceed $25,000 per year, (ii) the actual cost for LM to maintain the health insurance plan currently in place and covering those employees of LM currently so covered, including any premium increases thereto; (iii) an assistant to Konner, currently employed at $800 per week; (iv) salary of a supervisor of teacher training (currently billed at $30 per hour) plus trainee time (currently billed at $25 per hour).
               (e) LM covenants and agrees that it shall devote one hundred percent (100%) of Konner’s working time to the performance of LM’s Services hereunder as well as to development, use and exploitation of the Licensed Rights (as hereinafter defined) and other proprietary intellectual property, including, without limitation, the operation of LM birthday parties, special events (i.e., Halloween Parties), concerts as described herein, and the development of television properties, DVDs, all other media, books, clothing, toys and any other matter, and LM shall not permit or otherwise suffer Konner providing consulting services, advise or intellectual property (whether or not same involves or otherwise encompasses the Licensed Rights) to any person or entity other than Kidville. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit Konner from engaging or being engaged in other business ventures provided, that (A) such activities do not interfere with the performance of Services by LM hereunder; (B) Konner does not spend greater than four (4) hours in any week, in the aggregate, on such pursuits; and (C) such activities do not otherwise violate any of the terms and conditions of this Agreement.
     3. License. (a) Subject to LM’s right to operate LM birthday parties, special events (i.e., Halloween Parties), concerts as described herein, television, DVD, all other media, books, clothing, toys and any other matter (as to which all revenue therefore shall belong to LM) except the LM Classes, LM grants to Kidville, for the Term hereof, a personal, exclusive, worldwide, fully-paid up license to use all proprietary and other property rights and interests owned by LM with respect to the advertising, marketing, promotion and operation of the LM Classes, including, the LM’s rights in and to the “LITTLE MAESTROS” and “MAESTROVILLE” trademarks and service marks, and such other related trademarks, service marks, logo types, insignias, trade dress designs and commercial symbols now existing and hereafter created or exploited by LM (the “LM Marks”) and LM’s distinctive plan for the operation of the LM Classes and related products and services, which plan includes but is not limited to the exploitation of the LM Marks, as well as policies, standards, procedures, customer records, mailing lists, class itineraries, lesson plans, copyrighted materials, signs and related items as existing on the date hereof and as further developed and supplemented during the term hereof, and the reputation and goodwill of LM and the LM Marks (together, the “Licensed Rights”). It is specifically understood and agreed that Kidville may not change or modify the Licensed Rights including the nature and scope of the programs offered in LM Classes or any of the materials used in the LM Classes without LM’s approval which shall not be unreasonably withheld delayed or conditioned. Such approval shall be deemed to have been given if LM does not disapprove in writing within ten (10) business days of receiving a written request therefor. For purposes of this Section 3(a) a request by Kidville for approval from LM shall be effective as of the date same is sent by either facsimile or e-mail, or received by LM via hand delivery or any nationally recognized overnight carrier. In furtherance of the foregoing, it is further acknowledged and agreed that LM has built significant goodwill in the Licensed Rights and that complete ownership, dominion and control over the same shall rest entirely with LM.
               (b) Kidville admits the validity of, and agrees not to challenge LM’s rights in and to the Licensed Rights. Kidville also agrees that any and all rights that may be acquired by the use of the Licensed Rights by Kidville shall inure to the sole benefit of LM. In this regard, Kidville, when exploiting the Licensed Rights hereunder shall notify, to the extent reasonably practical under the circumstances, the public of LM’s ownership of such Licensed Rights. Kidville shall not use the Licensed Rights except as contemplated by this Agreement and in connection with its performance hereunder. Kidville shall, at LM’s expense, execute any document reasonably requested by LM from time to time to protect any such right in LM.
               (c) Kidville covenants and agrees that it shall not at any time following this Agreement, use or seek to register “LITTLE MAESTROS” standing alone or any “LITTLE MAESTROS” compound trademark, or to register in any country any name or mark resembling or confusingly similar to the LT Marks. If any application for registration is, or has been filed in any country by Kidville which relates to any name or mark which is confusingly similar, deceptive or misleading with respect to the LM Marks, Kidville shall immediately abandon any such application or registration or, at LM’s request, assign it to LM.
               (d) Kidville shall provide LM with an updated mailing list concerning the LM Classes within 10 days after following the end of each monthly period during the Term hereof. Notwithstanding anything herein to the contrary, both Kidville and LM shall be permitted to use the customer information and mailing list included in the Licensed Rights in perpetuity.
               (e) LM covenants and agrees to timely seek to effect registration, further registration of, maintenance and renewal of the LM Marks created or otherwise developed following the date hereof.
               (f) Kidville shall be entitled, without notice, to sublicense any of its rights hereunder to its subsidiaries and affiliated entities without the prior written consent of Licensor. In no event shall any such sublicense agreement include the right to grant any further sublicenses. Any such sublicense shall terminate upon the termination of the license granted Kidville hereunder, subject to Section 5 below.
     4. LM Classes. LM shall, jointly with Kidville, send a notice to the family of each student currently in an LM Class (the “LM Students”) advising of the management and operation of the LM Classes by Kidville which notice shall be satisfactory to LM in its reasonable discretion.
     5. Term and Termination.
               (a) Term. The term of this Agreement shall commence on the date hereof and shall continue, unless sooner terminated as provided herein, up to and including the December 31, 2011 (the “Term”).
               (b) Termination. Subject to the continuing obligations arising from a breach hereof and those terms and obligations that survive cessation of this Agreement by the clear import of their language, this Agreement and all rights relevant thereto shall cease upon the earlier of termination, for whatever reason, or expiration, except that the exercise of any right of termination under this Section 5(b) shall not affect any rights which have accrued prior to termination and shall be without prejudice to any other legal or equitable remedies to which either party may be entitled by reason of such rights.
                    (i) By Kidville.
                         (X) Without Cure. Kidville may terminate this Agreement effective immediately (without right to cure by LM) at any time following the time that (i) it becomes aware that, following the date of this Agreement, LM and/or Konner has committed any act or become involved in any situation or occurrence which Kidville, acting reasonably, beleives brings LM, Konner, the LM Marks, Licensed Rights, LM Classes and/or Kidville into public disrepute, scandal or ridicule, or shocks or offends the community, or derogates from the public image of any of the foregoing, or (ii) it is enjoined from using all or any portion of the Licensed Rights and same has resulted or is reasonably likely to result in a material diminution of the value to be derived by Kidville hereunder, in either instance by giving written notice to LM of such termination.
                         (Y) With Cure. Kidville shall have the right to terminate this Agreement, after notice to LM and expiration of a thirty (30) day cure period for all material defaults (excluding those set forth in Section 5(b)(i)(X)) if said defaults are capable of being cured upon the breach of any of the terms or conditions of this Agreement by LM.
     Upon any termination by Kidville, LM shall promptly thereafter receive all accrued Consulting and License Fees.
                    (ii) By LM.
                         (X) Without Cure. LM shall have the right to terminate this Agreement effective immediately (without right to cure by Kidville) (1) upon the appointment of any receiver or trustee to take possession of the properties of Kidville or of the commencement of any voluntary or involuntary bankruptcy or similar proceeding, or any assignment for the benefit of its creditors; or (2) upon the decision of a court of first impression having competent jurisdiction to enjoin Kidville’s use of the Licensed Rights.
                         (Y) With Cure. LM shall have the right to terminate this Agreement, after notice to Kidville and expiration of a thirty (30) day cure period for all material defaults if said defaults (excluding those set forth in Section 5(b)(ii)(X)) are capable of being cured, other than the default in any payment or reimbursement obligation of Kidville hereunder, which must be cured within two (2) business days notice thereof; provided, however, that this Agreement may be terminated immediately in the event of three (3) or more payment or reimbursement defaults in any continuous six (6) month period.
                    (iii) If this Agreement is terminated by LM, Kidville and its permitted sublicensees shall have the right to complete the semester for all LM Classes and thereafter shall promptly return to LM inventory which is on hand at the time of termination.
     6. Representations and Warranties of LM. LM represents and warrants to Kidville as follows:
          (a) LM is a limited liability company duly organized and validly existing under the laws of New York. LM has full limited liability company power and authority to conduct its business as now carried on, and to carry out and perform its undertakings and obligations as provided herein.
          (b) The execution and delivery of this Agreement and the consummation by LM of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of LM.
          (c) This Agreement constitutes valid and binding obligations of LM, enforceable in accordance with their respective terms subject to applicable bankruptcy and other laws affecting the rights of creditors generally.
          (d) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) result in the creation or imposition of any security interest, lien, charge or other encumbrance (a “Lien”) upon the LM Assets under any agreement or commitment to which the LM is a party or by which LM is bound, or to which the LM Assets are subject, or (ii) violate any statute or law or any judgment, decree, order, regulation or rule of any of any court or governmental authority.
          (e) LM is the owner of and has good title to the Licensed Rights, free of all liens, claims, encumbrances and rights of third parties, except as may be set forth herein and has a valid and subsisting common law right to use the Licensed Rights as currently used in the conduct of the LM Classes and to grant the license to Kidville hereunder; other than the license granted herein, there are no license obligations of LM concerning or otherwise affecting the Licensed Rights; to LM’s knowledge, no person is infringing, violating or misappropriating any of the Licensed Rights in the New York City metropolitan area; and there is no pending or, to LM’s knowledge, threatened claim by or against LM with respect to any of the Licensed Rights or the use thereof and no valid basis exists for any such claim.
          (f) LM is not involved in any actions, proceedings, or investigations, which might materially or adversely affect the LM Marks or Licensed Rights or which would prevent of hamper the transactions contemplated by this Agreement.
          (g) No consent of any person is necessary to the consummation of the transactions by LM contemplated hereby.
          (h) The financial data and information heretofore provided by LM to Kidville concerning LM and the LM Classes present fairly the financial condition and operating results of LM as of the dates and during the periods indicated therein; provided, however, LM does not represent the accuracy of the handwritten spreadsheet with estimated LM Classes delivered to Kidville, but instead represents that same was prepared in good faith.
     7. Representations and Warranties of Kidville. Kidville represents and warrants to LM as follows:

          (a) Kidville is a limited liability company duly organized and validly existing under the laws of New York, and is duly qualified to do business in New York. Kidville has full limited liability company power and authority to conduct its business as now carried on, and to carry out and perform its undertakings and obligations as provided herein.
          (b) The execution and delivery of this Agreement and the consummation by Kidville of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of the Kidville.
          (c) This Agreement constitutes valid and binding obligations of Kidville, enforceable in accordance with their respective terms, subject to applicable bankruptcy and other laws affecting the rights of creditors generally.
          (d) Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby will violate any statute or law or any judgment, decree, order, regulation or rule of any of any court or governmental authority.
          (e) Kidville is not involved in any actions, proceedings, or investigations, which would prevent of hamper the transactions contemplated by this Agreement.
          (f) No consent of any person is necessary to the consummation of the transactions by Kidville contemplated hereby.
          (g) The financial data and information heretofore provided by Kidville to LM concerning Kidville present fairly the financial condition and operating results of LM as of the dates and during the periods indicated therein.
     8. Covenants; Acknowledgements.
          (a) Kidville covenants that unless and until agreed to the contrary by LM, Kidville shall maintain two (2) classes at the Scholastic Store in SOHO.
          (b) Kidville acknowledges and agrees that LM has no right to sublet the premises at 344 East 69th Street, New York, New York (the “Church Lease”) and commencing April 1, 2007 the rent charged at such Church location is $1,600 weekly for the remainder of the Term. The Church Lease shall remain in the name of LM. LM covenants that it shall maintain the Church Lease for the Term of this Agreement.
          (c) Kidville covenants and agrees that it shall not hang banners promoting Kidville at the locations of LM Classes not operated by Kidville.
          (d) Kidville acknowledges that LM has prior commitments to Kindermusik and agrees that, notwithstanding anything in this Agreement to the contrary, LM shall be permitted to perform its obligations and commitments to Kindermusik prior to

January 2007, if any, not involving the use and/or exploitation of the LM Marks.
          (e) Kidville covenants and agrees that it shall not have more than 23 students in any LM Class.
          (f) Each of Kidville and LM shall not commit any act which brings the other into public disrepute, scandal or ridicule.
     9. Indemnification.
          (a) LM agrees to indemnify, defend and hold harmless Kidville, its successors and assigns, and any entity owning or controlling Kidville and its officers, directors, employees, agents and representatives (hereinafter individually or collectively referred to as “Kidville Corporate”), from all demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and court costs (including reasonable attorneys’ fees and expenses), asserted against, resulting to or incurred, directly or indirectly, with respect to (i) any failure by LM to perform any of its obligations under this Agreement and (ii) any violation, infringement or misappropriation (or alleged violation, infringement or misappropriation) of any third party’s copyright, trademark, trade name, license or other similar intangible property rights resulting from Kidville’s use of the Licensed Rights in compliance with all the terms and conditions of this Agreement.
          (b) Kidville agrees to indemnify, defend and hold harmless LM, its successors and assigns, and any entity owning or controlling LM and its owners, officers, directors, employees, agents and representatives (hereinafter individually or collectively referred to as “LM Corporate”) from all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and court costs (including reasonable attorneys’ fees and expenses), asserted against, resulting to or incurred by LM and/or LM Corporate, directly or indirectly, with respect to any failure by Kidville to perform any of its obligations under this Agreement.
          (c) A party seeking indemnification (an “Indemnified Party”) shall give prompt written notice to the party from whom indemnification is sought (an “Indemnifying Party”) of any claim, suit or action to which said indemnification may relate. The Indemnifying Party may not settle, or appeal, any claim, suit or action or otherwise compromise such claim, suit or action without the Indemnified Party’s prior written approval, which shall not be unreasonably withheld. The Indemnified Party, at its own expense, shall have the right to participate in the defense of any claims, suits, or actions. The above indemnities are and will be deemed and construed to be continuing indemnities and will survive for a period of one (1) year following the termination or expiration of this Agreement.
     10. Binding Effect; Non-Assignability. This Agreement is binding on the parties and their respective executors, administrators, legal representatives and successors. This Agreement and the rights, duties and responsibilities of LM hereunder are not assignable, in whole or in part. Kidville shall have the right to assign this Agreement to any third-party acquiring all or a significant portion of the assets of Kidville in an arms-length transaction, or to a subsidiary or affiliated company in which Kidville shall have a controlling interest, provided that notice of such assignment is given to LM. In the event of the assignment of this Agreement by Kidville to a subsidiary or affiliated company, Kidville shall remain primarily obligated under all of the provisions of this Agreement.
     11. Notices. All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand or by Federal Express courier or by registered or certified mail, return receipt requested, with postage prepaid, to the respective parties at the addresses above. Copies of any notice given hereunder shall also be simultaneously given to:
Dennis Konner, Esq. and
Leslie J. Levinson, Esq.
Brown Raysman Millstein Felder & Steiner LLP
900 Third Avenue
New York, New York 10022
Fax. No. 212-895-2900
E-Mail: Dkonner@brownraysman.com
E-Mail: Llevinson@brownraysman.com
and
Seth P. Markowitz, Esq.
Markowitz & Roshco, LLP
530 Fifth Avenue – 23rd Floor
New York, New York 10036
Fax No. 212-944-7630
E-Mail: Smarkowitz@markowitzroshco.com
     12. Entire Agreement. This Agreement (including any schedules and exhibits delivered hereunder) constitutes the entire agreement between the parties on the subject matter hereof, superseding all prior agreements and understandings, oral and written, and may not be amended except by a written instrument signed by all parties hereto.
     13. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York.
     14. Headings. The paragraph and other headings contained in this Agreement are for reference only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of any of its provisions.
     15. Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or breach thereof, including, without limitation, any claim that this Agreement, or any part hereof, is invalid, illegal or otherwise voidable or void, shall be finally settled by binding arbitration by open arbitrator in accordance with the American Arbitration Association rules of commercial arbitration then prevailing. Any such arbitration shall be held in New York, New York. The parties hereto shall use their best efforts and shall request that any such arbitration be completed within six (6) months from the date a request for such arbitration is made. The costs of such arbitration shall be allocated among the parties as directed by the arbitrator. Both parties hereby consent to the jurisdiction of the Federal and State Courts of New York, New York for the entry of any order, award, judgment, decree or other remedy resulting from such arbitration, and any of such may be entered by any court of competent jurisdiction.
     16. Relationship Between the Parties. The relationship between the parties hereto is that of independent contractors, and this Agreement is not to be construed as creating a partnership, joint venture, master-servant, principal-agent, or other relationship for any purpose whatsoever.
     17. Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall be given full force and effect.
     18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. A facsimile or copy of this agreement shall be considered an original, legal and binding document. Facsimile signatures shall be considered original, legal and binding signatures.
     19. Other Activities
          (a) It is specifically understood and agreed that; provided the terms and conditions of this Agreement are not otherwise violated, each of LM and Kidville shall be free to pursue any other business or opportunity unrelated to the LM Classes on whatever terms and conditions they determine and neither party shall have any interest therein, except as otherwise specifically provided herein.
          (b) Upon the expiration or termination of this Agreement for any reason whatsoever, except to the extent otherwise expressly provided for herein, Kidville shall immediately cease use of any of the Licensed Rights, shall return the same to LM, shall account for all amounts due to LM, and shall take all actions as shall be reasonably requested by LM from time to time, with any out-of-pocket costs and expenses to be incurred by Kidville in connection therewith to be at LM’s expense, to more fully return and restore all of the Licensed Rights to LM.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first set forth above.

LITTLE MAESTROS, LLC
By:	/s/ Marni Konner
	Name:	Marni Konner

KIDVILLE, NY LLC
By:	/s/ Andy Stenzler
	Name:	Andy Stenzler

UNDERTAKING BY MARNI KONNER:
     To induce KIDVILLE, NY, LLC to enter into the foregoing Agreement with LITTLE MAESTROS, LLC, I acknowledge that I have read the foregoing Agreement and I hereby approve its terms. Further, upon the terms and conditions set forth in the Agreement, to devote one hundred percent (100%) of my working time to the performance of LITTLE MAESTROS, LLC’s services thereunder as well as to development of the LITTLE MAESTROS, LLC proprietary media business, and that I will not provide consulting services, advise or intellectual property (whether or not same involves or otherwise encompasses the assets of LITTLE MEASTROS, LLC) to any person or entity other than KIDVILLE, NY, LLC. I further agree to perform the obligations and abide by the restrictions contained in the foregoing Agreement which are applicable to me. I confirm that LITTLE MAESTROS, LLC is authorized and empowered to act on my behalf in connection with the foregoing Agreement and provide my services thereunder and that any compensation due me for my services to be performed thereunder is solely the responsibility of LITTLE MAESTROS, LLC and not of KIDVILLE, NY, LLC. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit me from engaging or being engaged in other business ventures provided, that (A) such activities do not interfere with my performance hereunder and that of LM under the Agreement; (B) I do not spend greater than four (4) hours in any week, in the aggregate, on such pursuits; and (C) such activities do not otherwise violate any of the terms and conditions of the Agreement.

/s/ Marni Konner
MARNI KONNER, Individually